FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

National Lampoon, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	95-4053296 (I.R.S. Employer Identification No.)

10850 Wilshire Blvd, Suite 1000, Los Angeles, California (Address of principal executive offices)	90024 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-123238

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered are the Registrant’s shares of Common Stock, par value $0.0001 per share. Information concerning the Common Stock is included under the caption “Description of Our Securities” in the Registrant’s Registration Statement on Form SB-2, File No. 333-123238 (the “SB-2 Registration Statement”), which was filed with the Securities and Exchange Commission on March 10, 2005, and was amended on April 11, 2005, May 31, 2005 and July 5, 2005 and such information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the SB-2 Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following Exhibits are being filed with this registration statement. These Exhibits are incorporated by reference to the SB-2 Registration Statement.

Exhibit No.	Title

1.	Underwriting Agreement
3.1	Certificate of Incorporation of National Lampoon, Inc. (1)
3.2	Bylaws of National Lampoon, Inc. adopted August 27, 2002 (1)
3.3	First Amendment of Certificate of Incorporation of National Lampoon, Inc. (2)
4.1	Certificate of Designations, Preferences, Rights and Limitations of Series C Convertible Preferred Stock of National Lampoon, Inc. (2)
4.2	NLAG Registration Rights Agreement dated May 17, 2002 among the Registrant and members of the NLAG Group and GTH Capital, Inc. (3)
4.3	Jimirro Registration Rights Agreement dated May 17, 2002 (3)
4.4	Piggyback Registration Rights Agreement dated September 3, 2002 between the Registrant and Constellation Venture Capital, L.P. as agent for certain individuals. (4)
4.5	Piggyback Registration Rights Agreement entered into among the Registrant and the purchasers of Series C Convertible Preferred Stock (5)
4.6	J2 Communications Voting Agreement dated May 17, 2002 among members of the NLAG Group and James P. Jimirro (3)
4.7	First Amendment to Voting Agreement dated June 7, 2002
4.8	Series C Voting Agreement entered into among the Registrant and purchasers of Series C Convertible Preferred Stock (5)
4.9	Lock Up Agreement executed by James P. Jimirro
4.10	Form of Lock Up Agreement executed by Officers and Directors

10.12	J2 Communications Amended and Restated 1999 Stock Option, Restricted Stock and Deferred Stock Plan
10.13	Non-Qualified Stock Option Agreement dated May 17, 2002 between J2 Communications and Daniel S. Laikin (3)
10.16	Common Stock Warrant for Series B Preferred Stockholders (3)
10.17	Series C Preferred Stock and Warrant Purchase Agreement (5)
10.18	Piggyback Registration Rights Agreement for Series C Preferred Stockholders (5)
10.19	Common Stock Purchase Warrant for Series C Preferred Stockholders (5)
10.28	Underwriters’ Warrant

(1) Incorporated by reference from the Registrant’s Form 10-K/A for the fiscal year ended July 31, 2003 filed with the Securities and Exchange Commission on December 19, 2003.

(2) Incorporated by reference from the Registrant’s Form 10-K for the fiscal year ended July 31, 2004 filed with the Securities and Exchange Commission on October 29, 2004.

(3) Incorporated by reference from the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 31, 2002.

(4) Incorporated by reference from the Registrant’s Form 8-K filed with the Securities and Exchange Commission on September 9, 2002.

(5) Incorporated by reference from the Registrant’s Form 10-QSB filed with the Securities and Exchange Commission on December 22, 2004.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

National Lampoon, Inc.
a Delaware corporation

Date: July 25, 2005	By:	/s/ Douglas S. Bennett
Douglas S. Bennett, President